SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☒	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

INFUSION BRANDS INTERNATIONAL, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

No fee required

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INFUSION BRANDS INTERNATIONAL, INC.
14375 Myerlake Circle
Clearwater, FL 33760
(727) 230-1031

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Clearwater, FL
February 1, 2012

This information statement has been mailed on or about February 1, 2012 to the shareholders of record on January 18, 2012 (the “Record Date”) of Infusion Brands International, Inc., a Nevada corporation (the “Company”), in connection with certain actions to be taken by the written consent by the holders of a majority of the voting power of the outstanding capital stock of the Company, dated as of January 18, 2012. The actions to be taken pursuant to the written consent shall be taken on or about February 21, 2012, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,
/s/ Robert DeCecco III
Chief Executive Officer and Chairman

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF SHAREHOLDERS HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING SHARES OF STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE SHAREHOLDERS, DATED JANUARY 18, 2012

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of the holders of a majority of the voting power of the outstanding capital stock of the Company dated January 18, 2012, in lieu of a special meeting of the shareholders. Such action will be taken on or about February 21, 2012:

1.	To amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.00001 (“Common Stock”) from 400,000,000 shares to 800,000,000 shares.

OUTSTANDING SHARES AND VOTING RIGHTS

As of January 18, 2012, the Company's authorized capitalization consisted of 400,000,000 shares of Common Stock, of which  181,451,422 shares were issued and outstanding and 100,000,000 shares of Preferred Stock, of which 10,620,000 shares are designated as Series C Preferred Stock with 1,024,210 shares outstanding and convertible into 10,242,100 shares of common stock; 13,001,000 designated as Series E Preferred Stock with 2,526,776  shares outstanding and convertible into 5,053,552 shares of common stock; and 11,500,000 shares designated as Series G Preferred Stock with 11,500,000 shares outstanding and convertible into 115,000,000 shares of common stock. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.  The voting rights of our Common Stock and Preferred Stock are described below.  However, because shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of January 18, 2012 have voted in favor of the foregoing proposals by resolution dated January 18, 2012; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other shareholder consents will be solicited in connection with this Information Statement.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders.

Our Series C Preferred Stock is convertible  into shares of common stock at a conversion price of $0.10 per share.  Each holder of the shares of Series C Preferred Stock has the right to the number of votes equal to the number of shares of common stock then issuable upon conversion of the Series C Preferred Stock held by such holder in all matters as to which shareholders are required or permitted to vote, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock, and shall be entitled, together with the holders of Common Stock as a single class, with respect to any question upon which holders of common stock have the right to vote.  As of January 18, 2012, there were 1,024,210 shares of Series C Preferred Stock outstanding which were convertible into 10,242,100 shares of common stock.

Our Series E Preferred Stock is convertible  into shares of common stock at a conversion price of $0.50 per share.  Each holder of Series E Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Company and are entitled to one (1) vote for each share of Series E Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.  Except as otherwise required by law, the holders of shares of Series E Preferred Stock shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class.  As of January 18, 2012, there were 2,526,776 shares of Series E Preferred Stock outstanding.

Our Series G Preferred Stock is convertible  into shares of common stock at a conversion price of $0.10 per share.  Each holder of the shares of Series G Preferred Stock shall have the right to the number of votes equal to the number of shares of common stock then issuable upon conversion of the Series G Preferred Stock held by such holder in all matters as to which holders of Common Stock are required or permitted to vote, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to vote, together with the holders of Common Stock as a single class, with respect to any question upon which holders of Common Stock have the right to vote.  As of January 18, 2012, there were 11,500,000 shares of Series G Preferred Stock outstanding convertible into 115,000,000 shares of common stock.

Accordingly, there are 309,220,298 votes outstanding voting together as a single class. Shareholders of record at the close of business on January 18, 2012, will be entitled to receive this notice and information statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on February 21, 2012.

This Information Statement will serve as written notice to shareholders pursuant to Section 78.370 of the Nevada General Corporation Law.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on January 18, 2012 (the “Record Date”) of certain corporate actions expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the voting rights of the Company’s outstanding stock.

Shareholders holding a majority of the voting power of the Company's outstanding stock voted in favor of the corporate matters outlined in this Information Statement, which action is expected to take place on or around February 21, 2012, consisting of the approval to file an amendment of the Company’s Articles of Incorporation for the purpose of increasing the number of shares of Common Stock authorized from 400,000,000 shares to 800,000,000 shares (the “Proposal”).

Who is Entitled to Notice?

Each holder of outstanding shares of Common Stock on the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the voting power of the Company's outstanding shares of capital stock voted in favor of the Proposal.

What Constitutes the Voting Shares of the Company?

The voting power entitled to vote on the proposals consists of the vote of the holders of a majority of the voting power of the outstanding capital stock comprised of the holders of the Company’s outstanding common stock, each of whom is entitled to one vote per share, the holders of the outstanding shares of Series E Preferred Stock, each of whom is entitled to one vote per share and the holders of the outstanding shares of Series C Preferred Stock and Series G Preferred Stock, each of whom is entitled to that number of votes equal to the number of shares of common stock then issuable upon the conversion of such shares of preferred stock held. As of the Record Date, 181,451,422  shares of Common Stock were issued and outstanding, 1,024,210 shares of Series C Preferred Stock were outstanding and convertible into 10,242,100 shares of common stock, 2,526,776 shares of Series E Preferred Stock were outstanding, and 11,500,000 shares of Series G Preferred Stock convertible into 115,000,000 shares of common stock, were issued and outstanding.

What Corporate Matters Will the Shareholders Vote For, and How Will They Vote?

Shareholders holding a majority of the voting power of our outstanding stock have voted in favor of the following Proposal:

1.	To amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.00001 (“Common Stock”) from 400,000,000 shares to 800,000,000 shares.

What Vote is Required to Approve the Proposals?

The affirmative vote of a majority of the voting power of the shares of our stock outstanding on the Record Date is required for approval of the Proposal. A majority of the voting power of the outstanding shares of stock voted in favor of the Proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of January 18, 2012

•	by each person who is known by us to beneficially own more than 5% of our Common Stock;

•	by each of our officers and directors; and

•	by all of our officers and directors as a group.

Name of Beneficial Owner(1)	Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned (2)

Robert DeCecco (3)	—	(3)	—

Vicis Capital Master Fund (5)	438,502,441	(6)	91.1%

Keith Hughes (4)	—		—

Shadron Stastney (7)	—		—

Mary Mather (8)	—		—
All officers and directors as a group (4 persons)	—		—

* Less than 1%

 *Less than 1%
(1)	Unless otherwise noted, the address is c/o Infusion Brands International, Inc., 14375 Myerlake Circle, Clearwater, FL 33760.
(2)	Based on 181,451,422 common shares outstanding on January 18, 2012.
(3)
Mr. DeCecco is the Chief Executive Officer and a director of the Company.  Mr. DeCecco holds 18,146,203 stock options granted on June 30, 2010 with an exercise price of $0.01, which will become fully vested on June 30, 2012 and expire in ten years.

(4)	Mr. Hughes is a director of the Company.
(5)	Vicis Capital LLC has voting and investment power over the shares of the Company held by Vicis Capital Master Fund.
(6)
Includes 138,502,441 shares of common stock; 11,500,000 shares of Series G Preferred Stock convertible into 115,000,000 shares of common stock at a conversion price of $0.10 per share; and warrants to purchase 70,000,000  shares of common stock at an exercise price of $0.25; and warrants to purchase 115,000,000 shares of common stock at an exercise price of $0.10  per share, all of which are exercisable within 60 days.

(7)	Mr. Statsney is a director of the Company.
(8)	Ms. Mather is the Chief Financial Officer of the Company

The issuer is not aware of any person who owns of record, or is known to own beneficially, ten percent or more of the outstanding securities of any class of the issuer, other than as set forth above. There are no classes of stock other than common stock issued or outstanding.

There are no current arrangements which will result in a change in control.

AMENDMENT TO THE ARTICLES OF INCORPORATION

Our board of directors and the holders of a majority of the voting power of our outstanding capital stock have approved an amendment to our articles of incorporation (the “Amendment”) to increase the number of authorized shares of Common Stock from 400,000,000 shares to 800,000,000 shares.

The Amendment, which will be in the form of Appendix A hereto, will be effective upon filing with the Secretary of State of the State of Nevada. The Company will file the Amendment approximately, but not less than, 20 days after the definitive information statement is mailed to stockholders.

Increase in Authorized Common Stock

Upon filing with the Nevada Secretary of State, the Amendment will effect an increase in the number of shares of the Company’s authorized Common Stock, from 400,000,000 shares to 800,000,000 shares. As of January 18, 2012, 181,451,422 shares of Common Stock are issued and outstanding.

Purpose of Increase in Authorized Common Stock

The board of directors believes that the increase in authorized common shares will provide the Company greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings and stock based acquisitions.

Effect of Increase in Authorized Common Stock on Current Shareholders

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

The additional shares of Common Stock could be used in the future for various purposes without further shareholder approval, except as such approval may be required by applicable law. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, expanding the Company’s business or product lines through the acquisition of other businesses or products, and other purposes.

Possible Anti-Takeover Effects of Increase in Authorized Common Stock

We could also use the additional shares of Common Stock that will become available for issuance to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Amendment has not been prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that this proposal could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which the Company’s shareholders might otherwise receive a premium for their shares over then current market prices.

Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

Secured Convertible Notes

June 2010 Financing

To obtain funding for its ongoing operations, the Company entered into a Securities Purchase Agreement with an accredited investor, Vicis Capital Master Fund (“Vicis”), on June 30, 2011 pursuant to which Vicis purchased 5,000,000 shares of the Company’s newly designated Series G Convertible Preferred Stock (the “Preferred Stock”) and a ten-year warrant to purchase 50,000,000 shares of the Company’s common stock at a per share exercise price of $0.10 (the “Warrant” and together with the Preferred Stock, the “Securities”) for an aggregate purchase price value of $5,000,000 consisting of (1) $3,500,000 in cash and (2) the return and cancellation of a promissory note in the principal amount of $1,500,000 issued to Vicis pursuant to a Note Purchase Agreement dated June 4, 2010 between Vicis and the Company.

The Preferred Stock is convertible into shares of the Company’s common stock at an initial exercise price of $0.10 per share, subject to adjustment. The Preferred Stock has a mandatory redemption date of June 30, 2013 (the “Redemption Date”) at which time each share of Preferred Stock outstanding on the Redemption Date shall be redeemed at a per share rate equal to $1.00 (the “Stated Value”) plus all accrued and unpaid dividends or distributions thereon. Holders of the Preferred Stock are entitled to receive a “Special Preferred Distribution” on each share of Preferred Stock held equal to (A) the sum of (1) the product of the Stated Value multiplied by 4.09565218 plus (2) all accrued but unpaid dividends, less (B) the amount of the additional dividend, if any. If the Special Preferred Distribution is not paid on or before the Redemption Date, it shall accrue interest at the rate of 8% per annum. The additional dividend is payable on June 30, 2011 if the Special Preferred Distribution has not yet been paid and is equal to the Stated Value of each share of Preferred Stock outstanding. Additionally, before any dividends shall be paid or set aside for payment on any Junior Security (as that term is defined in the Series G Preferred Stock Certificate of Designations) of the Company, each holder of the Preferred Stock shall be entitled to receive cash dividends payable on the Stated Value of Preferred Stock at a rate of 8% per annum, which shall accrue daily and paid quarterly. So long as the Preferred Stock is outstanding, the holders of the Preferred Stock shall, voting together as a separate class, be entitled to elect two directors to the Company’s board of directors.

As further consideration for above-described transaction, the Company and Vicis entered into a registration rights agreement, granting Vicis “piggy-back” registration rights over the securities purchased and a security agreement, giving Vicis a secured interest in the Company’s assets.  Additionally, Vicis and the Company’s wholly owned subsidiaries entered into a subsidiary guarantee and a guarantor security agreement.

July 2011 Financing

On July 8, 2011, the Company entered into a securities purchase agreement with Vicis pursuant to which Vicis purchased an additional 3,000,000 shares of the Preferred Stock and a ten- year Warrant to purchase 30,000,000 shares of the Company’s common stock at a per share exercise price of $0.10 for an aggregate purchase price value of $3,000,000, which was previously paid.

The Company filed an amendment to the certificate of designation of the Preferred Stock in order to increase the number of shares of preferred stock designated as “Series G Convertible Preferred Stock” to 8,000,000 shares.  The terms of the Preferred Stock are described above.

As further consideration for above-described transaction, the Company and Vicis entered into a registration rights agreement, granting Vicis “piggy-back” registration rights over the securities purchased and amended and restated their prior security agreement.  Additionally, Vicis and the Company’s wholly owned subsidiaries amended and restated both their prior subsidiary guarantee and guarantor security agreement.

December 2011 Financing

On December 14, 2011, the Company entered into a securities purchase agreement with Vicis pursuant to which Vicis purchased an additional 3,500,000 shares of the Preferred Stock and a ten –year Warrant to purchase 35,000,000 shares of the Company’s common stock at a per share exercise price of $0.10 for an aggregate purchase price value of $3,500,000, which was previously paid.

The Company filed an amendment to the certificate of designation of the Preferred Stock in order to increase the number of shares of preferred stock designated as “Series G Convertible Preferred Stock” to 11,500,000 shares.  The terms of the Preferred Stock are described above.

As further consideration for above-described transaction, the Company and Vicis entered into a registration rights agreement, granting Vicis “piggy-back” registration rights over the securities purchased and amended and restated their prior security agreement.  Additionally, Vicis and the Company’s wholly owned subsidiaries amended and restated both their prior subsidiary guarantee and guarantor security agreement.

The Preferred Stock and the Warrants were all sold and issued only to an “accredited investor,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

The following are the risks associated with entering into the Securities Purchase Agreements:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE PREFERRED STOCK, WARRANTS AND STOCK OPTIONS THAT MAY AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We have 181,451,422 common shares outstanding as of January 18, 2012. Also as of January 18, 2012 we have 354,752,532 common shares linked to our Convertible Preferred Stock, Warrants and Stock Options, as follows. The conversion or exercise, as the case may be, of these securities, will result in the dilution of our current shareholders

Securities	Common Stock Equivalent
Convertible Preferred Stock:
Series C Convertible Preferred Stock	10,242,100
Series E Convertible Preferred Stock	5,053,552
Series G Convertible Preferred Stock	115,000,000
Total Convertible Preferred Stock	130,295,652

Warrants:
Class B-2	480,000
Class C-1	1,365,614
Class C-2	1,365,614
Class G	115,000,000
Vicis Warrant	70,000,000
Warrants issued to Broker Dealers	5,546,980
Total Warrants	193,758,208

Stock Options	30,698,672

Total Common Equivalent Shares	354,752,532

THE ISSUANCE OF SHARES UPON CONVERSION OF OUR OUTSTANDING SHARES OF PREFERRED STOCK AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of our outstanding shares of preferred stock and exercise of warrants may result in substantial dilution to the interests of other stockholders since the investors may ultimately convert and sell the full amount issuable on conversion. Although in some instances, the investors may not convert their preferred stock and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent the investors from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the investors could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each shareholder receiving this Information Statement a copy of the Company's annual transition report on Form 10-KT for the fiscal year ended December 30, 2010 and quarterly reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, including the financial statements and financial statement schedule information included therein, as filed with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

EXHIBIT INDEX

Exhibit A	Certificate of Amendment to the Articles of Incorporation

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommended approval of the Amendment to the shareholders holding majority of the voting power.

By order of the Board of Directors

/s/ Robert DeCecco III
Robert DeCecco III
Chief Executive Officer and Chairman

Clearwater, FL
February 1, 2012

EXHIBIT A

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
INFUSION BRANDS INTERNATIONAL, INC.

The undersigned, being the Chief Executive Officer of Infusion Brands International, Inc., a corporation existing under the laws of the State of Nevada, does hereby certify under the seal of the said corporation as follows:

1. The name of the Corporation (hereinafter referred to as the “Corporation”) is Infusion Brands International, Inc.

2. The first paragraph of the Articles of Incorporation of the Corporation is hereby amended by replacing the first paragraph of Section 1 in its entirety, with the following:

The aggregate number of shares that the Corporation will have authority to issue is Nine Hundred Million (900,000,000) of which Eight Hundred Million (800,000,000) shares will be common stock, with a par value of $0.00001 per share, and One Hundred Million (100,000,000) shares will be preferred stock, with a par value of $0.00001 per share.

3. The amendment of the Articles of Incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation’s Board of Directors and a majority of the Corporation’s stockholders in accordance with the provisions of Sections 78.835 and 78.390 of the Revised Statutes of the State of Nevada.

            IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Articles of Incorporation, as amended, to be signed by Robert DeCecco III, its Chief Executive Officer, on * 2012.

INFUSION BRANDS INTERNATIONAL, INC.

By:	/s/ Robert DeCecco III
Robert DeCecco III
Chief Executive Officer and Chairman